Exhibit 99.1

RingCentral Announces Return of Vlad Shmunis as CEO

Reiterates Fourth Quarter and Full Year 2023 Guidance

BELMONT, Calif.-- RingCentral, Inc. (NYSE: RNG), a leading provider of AI-first global enterprise cloud communications, video, webinars, hybrid events, and contact center solutions, today announced that Tarek Robbiati and RingCentral mutually agreed that Robbiati would separate from the company and resign from the Board of Directors, effective December 8, 2023. Robbiati’s resignation is not a result of any disagreement with the Company or the Board, or any matter relating to the Company’s operations, policies, or practices. Vlad Shmunis, RingCentral’s founder and Executive Chairman of the Board, has returned to his full-time role as Chief Executive Officer. Shmunis will remain Chairman of the Board.

Rob Theis, Lead Independent Director of RingCentral, said, “RingCentral’s strategic product vision and operations are closely linked, and we determined it is best to have one leader with oversight for all aspects of the organization. As RingCentral’s founder and long-term CEO, Vlad has overseen the Company’s growth from inception to a leading SaaS provider with over $2.2 billion in revenue. We are confident that he will be effective in his return as CEO and will continue delivering for all our stakeholders. We appreciate Tarek’s contributions and wish him well.”

“We are at a tremendous inflection point in our industry and it is critical that our product and innovation strategy drives all that we do and is closely aligned with how we go to market,” Shmunis said. “We have a world-class team, battle-proven technology, and a clear roadmap with a large and untapped market opportunity ahead of us. I am fully committed to RingCentral and am confident in our ability to drive sustainable, profitable growth moving forward that is rooted in our core values of trust, innovation, and partnerships.”

Robbiati said, “I have the utmost respect for the RingCentral team. I wish the company and its people the very best. RingCentral has tremendous products and I believe the Company will continue to deliver for its customers and shareholders.”

Reiterates Fourth Quarter and Full Year 2023 Guidance

RingCentral reiterated its previously issued fourth quarter and full year 2023 guidance range on revenue, non-GAAP operating margin and adjusted, unlevered free cash flow, as previously issued on November 6, 2023.

About RingCentral

RingCentral is a leading global provider of AI-first cloud-based business communications and collaboration that seamlessly combines phone system, messaging, video, webinars and hybrid events, and contact center. RingCentral empowers businesses with conversation intelligence, and unlocks rich customer and employee interactions to provide insights and improved business outcomes. With decades of expertise in reliable and secure cloud communications, RingCentral has earned the trust of millions of customers and thousands of partners worldwide. Visit ringcentral.com to learn more.

©2023 RingCentral, Inc. All rights reserved. RingCentral, RingSense, RingCX, RingCentral Events, and the RingCentral logo are trademarks of RingCentral, Inc.

Forward-Looking Statements

This press release contains “forward-looking statements,” including but not limited to, statements regarding our business plans, initiatives, objectives and outlook, our ability to execute on such plans, initiatives and objectives successfully and in a timely manner, changes to the Company’s leadership and governance structure and the timing and benefits thereof and our future financial results, including our GAAP and non-GAAP guidance. Forward-looking statements are subject to known and unknown risks and uncertainties, and are based on assumptions that may prove to be incorrect, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are the risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our most recent Form 10-Q filed with the Securities and Exchange Commission, and in other filings we make with the Securities and Exchange Commission from time to time.

All forward-looking statements in this press release are based on information available to RingCentral as of the date hereof, and we undertake no obligation to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates.

Investor Relations Contact:
Will Wong, RingCentral
650-450-4826
ir@ringcentral.com

Media Contact:
Jennifer Caukin, RingCentral
650-561-6348
jennifer.caukin@ringcentral.com